UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2007

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 30, 2007, Kinder Morgan, Inc. (the “Corporation”) completed its merger (the “Merger”) with Knight Acquisition Co. (“Acquisition Co.”) pursuant to which Acquisition Co. merged with and into the Corporation with the Corporation continuing as the surviving corporation. The Merger was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 28, 2006, among Knight Holdco LLC (“Holdco”), Acquisition Co. and the Corporation. Pursuant to the Merger, the Corporation has become an indirect wholly-owned subsidiary of Holdco, an entity organized by affiliates of GS Partners V Fund, L.P., American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC (each a “Sponsor”), Richard D. Kinder and certain current or former directors, officers or other members of management of the Corporation (or entities controlled by such persons) (the “Rollover Investors”, and together with the Sponsors, the “Investors”).

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the Merger, on May 30, 2007, the Corporation entered into a credit agreement and related security and other agreements providing for $7.3 billion of senior secured credit facilities with Citibank, N.A., as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche A Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche B Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Tranche C Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Wachovia Capital Markets, LLC, as Revolving Credit Facility Co-Lead Arrangers, Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Wachovia Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agents, and the several lenders from time to time parties to the credit agreement.

Senior Secured Credit Facilities

The senior secured credit facilities are available for financing the Merger, repaying or refinancing certain maturing indebtedness of the Corporation and its subsidiaries, paying fees and expenses incurred in connection with the Merger and providing ongoing working capital and funds for other general corporate purposes of the Corporation and its subsidiaries.

General

The senior secured credit facilities consist of the following:

•

a $1.0 billion senior secured Tranche A term loan facility with a term of six years and six months;

•

a $3.3 billion senior secured Tranche B term loan facility,  with a term of seven years;

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a $455 million senior secured Tranche C term loan facility with a term of three years, and

•

a $1.0 billion senior secured revolving credit facility with a term of six years. The revolving credit facility includes a sublimit of $350 million for the issuance of letters of credit and swingline loans.

In addition, the senior secured credit facilities permit the Corporation to add one or more incremental term loan facilities and/or increase commitments under the revolving credit facility in an aggregate amount of up to $1.5 billion, provided that no lender will be required to participate in any such incremental facility and that certain conditions (including absence of a default and satisfaction of the required leverage ratio) are met.

Interest Rates and Fees

Loans under the senior secured credit facilities will bear interest, at the Corporation’s option, at:

•

a rate equal to LIBOR (London Interbank Offered Rate) plus an applicable margin, or

•

a rate equal to the higher of (a) U.S. prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

The swingline loans will bear interest at:

•

a rate equal to the higher of (a) U.S. prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

After the effective date of the Merger, the applicable margins for the Tranche A, the Tranche B, the Tranche C and revolving credit facilities will be subject to decrease pursuant to a leverage-based pricing grid. In addition, the credit agreement provides for customary commitment fees and letter of credit fees under the revolving credit facility.

Prepayments and Amortization

The Corporation is permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable), and is required to make mandatory prepayments of term loans with:

•

100% of the net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights, except that the proceeds of certain non-core asset sales are to be applied to amounts outstanding under the Tranche C facility without any reinvestment rights);

•

100% of the net cash proceeds of the issuances of debt (other than permitted debt);

•

100% of the net cash proceeds from insurances proceeds or proceeds of a condemnation award from a casualty event;

•

100% of the net cash proceeds from any permitted sale leaseback; and

•

50% of the Corporation’s annual excess cash flow (as defined), with such percentage subject to reduction based on the Corporation’s leverage.

Following the Merger, the Corporation may repay portions of its outstanding indebtedness from time to time using the proceeds from operating cash flow, asset sales or other transactions, or may choose to refinance all or part of such indebtedness, as may seem most prudent at the time.

Guarantors

All obligations under the credit agreement are unconditionally guaranteed by each existing and future wholly-owned material domestic restricted subsidiary of the Corporation, but only to the extent permitted by applicable law and contract.

Security

The obligations of the Corporation and the guarantors under the credit agreement and certain existing notes of the Corporation and Kinder Morgan Finance Company, ULC, the sale of which were registered under the Securities Act of 1933, as amended, are secured, subject to permitted liens and other agreed upon exceptions, by a first-priority lien on all the capital stock of each direct, wholly-owned subsidiary of the Corporation that is defined in the credit agreement as a restricted subsidiary and each guarantor of such facilities (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such subsidiaries) and by perfected security interests in, and mortgages on, substantially all tangible and intangible assets of the Corporation and each such guarantor (including, without limitation, accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, intellectual property, other general intangibles, material fee-owned real property (other than pipeline assets and any leasehold property) and proceeds of the foregoing) in each case to the extent otherwise permitted by applicable law and contract.

Other Terms

The credit agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, sales of assets, mergers and consolidations, dividends, distributions and other payments in respect of capital stock, payments of subordinated debt and modification of instruments relating to subordinated debt, and a maximum total leverage ratio. The credit agreement also includes customary events of default, including upon a change of control (as defined).

The foregoing summary of the credit agreement and the security arrangements are qualified in their entirety by reference to the credit agreement and the exhibits thereto, which are filed as Exhibit 4.1 hereto and incorporated herein by reference.

Certain of the lenders under the credit agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Corporation and its affiliates, for which they received or will receive customary fees and expense reimbursement. The agent and the lenders under the credit agreement were lenders under the Corporation’s prior credit agreements that were repaid in connection with the Merger and received their pro rata portion of such repayment. Certain of the lenders are also lenders under credit facilities of the Corporation’s affiliates.

Item 1.02.  Termination of a Material Definitive Agreement.

Stock Plans

In connection with the Merger, the Corporation terminated the following stock-based compensation plans: the Amended and Restated 1999 Stock Plan, the Non-Employee Directors Stock Awards Plan and the 1992 Stock Option Plan for Non-Employee Directors. The 401(k) Plan, which had allowed participants to invest in and receive distributions of Corporation stock, is amended to remove those features.

Credit Facilities

In connection with the Merger and the entering into of the credit agreement referred to above, the Corporation terminated its $800 million five-year credit facility, dated as of August 5, 2005 with Citibank, N.A., as Administrative Agent, and the lenders party thereto. Any loans outstanding under the credit facilities were repaid without repayment penalty.

Various letters of credit outstanding under the terminated credit facilities were transferred under the credit agreement discussed under Item 1.01 above, and continue to exist under such facility.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the new credit agreement set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Corporation notified the New York Stock Exchange (the “NYSE”) that at the effective time of the Merger on May 30, 2007, shares of common stock of the Corporation were converted into the right to receive $107.50 in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Corporation are no longer listed on the NYSE.

Item 3.03.  Material Modification to Rights of Securityholders.

In connection with the Merger, each share of common stock of the Corporation (other than shares held by stockholders who have perfected their appraisal rights under Kansas law, any shares held by the Sponsors and all or a portion of the shares held by the Rollover Investors) was converted into the right to receive $107.50 in cash, without interest.

Item 5.01.  Change in Control of Registrant.

On May 30, 2007, pursuant to the terms of the Merger Agreement, the Investors consummated the acquisition of the Corporation through the merger of Acquisition Co. with and into the Corporation. The Corporation was the surviving corporation in the Merger, and became an indirect wholly-owned subsidiary of Holdco. Through their ownership in Holdco, the Investors own 100% of the capital stock of the Corporation. The aggregate purchase price paid for all of the equity securities of the Corporation was approximately $11.53 billion, which purchase price was funded by approximately $5.19 billion of equity financing from the Investors, $4.61 billion of borrowings under the new credit agreement described in Item 1.01 above and $1.73 billion of cash the Corporation had on hand from the previously announced sales of businesses and assets.

Holdco is a “manager managed” limited liability company governed by an 11 member board of directors and initially by a “chief manager” who is one of the members of the board of managers. Richard D. Kinder is the chief manager of Holdco and has the right to appoint four additional members of the board of managers. Those members initially are C. Park Shaper, Steven J. Kean, Michael C. Morgan and Fayez Sarofim. The other six members of the board of managers are designated by the Sponsors. They are Henry Cornell, Kenneth Pontarelli, James McGinnis, Michael Miller, Glenn Youngkin and Pierre F. Lapeyre, Jr. Mr. Kinder’s right to appoint members of the board of managers is subject to a variety of exceptions provided for in the Holdco limited liability company agreement.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each of Messrs. Edward H. Austin, Jr., Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Richard D. Kinder, Michael C. Morgan, Edward Randall III, Fayez Sarofim, James M. Stanford, H. A. True, III and Douglas W.G. Whitehead ceased to be directors of the Corporation.

Immediately following and in connection with the new articles of incorporation and by-laws of the Corporation, three new directors were elected to the Corporation’s board of directors.  They are Messrs. Richard D. Kinder, Park Shaper and Kenneth Pontarelli.

The executive officers of the Corporation prior to the Merger were as follows:  Ian Anderson, Kim Dang, Steve Kean, David Kinder, Joe Listengart, Scott Parker, C. Park Shaper and Jim Street.  Such individuals will continue as executive officers of the Corporation following the Merger.

Pursuant to the Holdco limited liability company agreement, affiliates of the Sponsors have the right to reasonable minority representation on the Corporation’s board of directors.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Corporation’s articles of incorporation and by-laws were amended and restated as of the effective time of the Merger.  Copies of the restated articles of incorporation and amended and restated by-laws of the Corporation are attached as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Exhibit

3.1	Restated Articles of Incorporation of the Corporation.
3.2	Amended and Restated By-laws of the Corporation.
4.1

Credit Agreement, dated as of May 30, 2007 among Citibank, N.A., as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche A Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche B Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Tranche C Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Wachovia Capital Markets, LLC, as Revolving Credit Facility Co-Lead Arrangers, Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Wachovia Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agents, and the several lenders from time to time parties to the credit agreement.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: June 4, 2007	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Restated Articles of Incorporation of the Corporation.
3.2	Amended and Restated By-laws of the Corporation.
4.1

Credit Agreement, dated as of May 30, 2007 among Citibank, N.A., as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche A Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Tranche B Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Tranche C Co-Lead Arrangers, Goldman Sachs Credit Partners L.P. and Wachovia Capital Markets, LLC, as Revolving Credit Facility Co-Lead Arrangers, Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Wachovia Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agents, and the several lenders from time to time parties to the credit agreement.